Exhibit 10.23

ALBERTSONS COMPANIES, INC.

2020 OMNIBUS INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Albertsons Companies, Inc. 2020 Omnibus Incentive Plan is to attract and retain highly competent personnel to ensure the Company’s success and accomplish the Company’s goals, to incentivize employees, Consultants and Directors with long-term equity-based compensation to align their interests with the Company’s stockholders, and to promote the success of the Company’s business.

Section 2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

2.1 “Affiliate” means any entity controlled by, controlling or under common control with the Company.

2.2 “Applicable Exchange” means the New York Stock Exchange or other securities exchange or national market system as may at the applicable time be the principal market for the Common Stock.

2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Incentive Award or Stock Award granted under the Plan.

2.4 “Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 14.3 hereof.

2.5 “Base Price” means, with respect to a Stock Appreciation Right, the price per share specified in an Award Agreement.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cash Incentive Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of business and/or individual performance goals, including any Performance Criteria, during a specified performance period.

2.8 “Cause” means, unless otherwise specified in the Participant’s Award Agreement: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Affiliates and the Participant at the time of the grant of the Award (or where there is such an agreement, but it does not define “cause” (or words of like import)), (i) the Participant’s failure (other than as a result of incapacity due to mental or physical impairment) to perform his or her material duties for the Company or the Affiliate by which the Participant is employed or retained to the reasonable satisfaction of the Committee, (ii) conduct by the Participant in connection with the Participant’s duties that is fraudulent or constitutes willful misconduct or gross negligence or is otherwise materially injurious to the Company or any of its Affiliates, (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any of its Affiliates which demonstrably results in financial harm to the Company or such Affiliate, (iv) the Participant’s misappropriation of funds or other property of the Company or any of its Affiliates or other acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company or any Affiliate, (v) a plea of guilty or nolo contendere by the Participant to or conviction of the Participant for the commission of a felony or a misdemeanor (excluding petty offenses) involving fraud, dishonesty or moral turpitude, (vi) the Participant’s breach of his or her restrictive covenant obligations, or (vii) conduct by the Participant which is a material violation of an applicable policy of the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Affiliates and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. Notwithstanding the foregoing, with respect to a Non-Employee Director, “Cause” shall mean, unless otherwise specified in the Non-Employee Director’s Award Agreement, an act or failure to act that constitutes cause for removal of a Non-Employee Director under applicable Delaware law.

2.9 “Change in Control” means, except in connection with any initial public offering of the Common Stock pursuant to a registration statement on Form S-1 that is filed by the Company or as otherwise set forth in an Award Agreement, the occurrence of any of the following events:

(a) any Person, other than the Investors, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company entitled to vote for the election of Directors (the “Outstanding Company Voting Securities”); provided that a Change in Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, securities entitling such stockholders to more than 50% of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, or (D) a transaction in which the Company is acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;

(b) during any 12-month period beginning on or after the Effective Date, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director during such 12-month period shall be considered as though such individual were a member of the Incumbent Board if (i) such individual is appointed to serve on the Board by the Investors and at the effective time of such appointment the Investors are the beneficial owner of 50% or more of the Outstanding Company Voting Securities, or (ii) such individual’s election, or nomination for election as a Director by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of: (x) a merger, consolidation, reorganization or similar transaction; or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions; or (z) the acquisition of assets or securities of another entity (each a “Business Combination”), in each case unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Common Stock, and (ii) either (A) the Investors continue to beneficially own 50% or more of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, or (B) no individual or entity (excluding any entity resulting from or formed in connection with such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; or

(d) the Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of Paragraph (a) above, the calculation of voting power shall be made as if the date on which the ownership of such person or group is measured were a record date for a vote of the Company’s stockholders, and for purposes of Paragraph (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders. For all purposes of this Plan, any calculation of the number of securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding voting securities of which any person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. For purposes of this definition of “Change in Control,” “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act and the rules thereunder.

2.10 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any Treasury Regulations and other guidance promulgated or issued thereunder.

2.11 “Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

2.12 “Common Stock” means the Company’s common stock, par value $0.01 per share.

2.13 “Company” means Albertsons Companies, Inc., a Delaware corporation, or any successor thereto.

2.14 “Consultant” means any consultant or adviser to the Company or any of its Affiliates who is a natural person.

2.15 “Disability” means, unless otherwise specified in the Participant’s Award Agreement, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

2.16 “Effective Date” shall have the meaning set forth in Section 15.1 hereof.

2.17 “Eligible Person” means any person who is an officer, employee, Non-Employee Director or Consultant of the Company or any of its subsidiaries and Affiliates.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

2.19 “Exercise Price” means the amount per share of Common Stock to be paid by the Participant to the Company to exercise a Stock Option as specified in the applicable Award Agreement.

2.20 “Fair Market Value” means, with respect to a share of Common Stock:

(a) If the Common Stock is listed on an Applicable Exchange: (i) for purposes of determining the Exercise Price per share of a Stock Option and the Base Price of a Stock Appreciation Right, “Fair Market Value” of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such Applicable Exchange for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) for all other purposes of the Plan, “Fair Market Value” of a share of Common Stock shall be the amount determined by the Company using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation, including, without limitation, the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded.

(b) If the Common Stock is not listed on an Applicable Exchange, the value of a share of Common Stock shall be established by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.

Notwithstanding any other provision of this Plan to the contrary, if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the offering price of a share of Common Stock for grants of such Awards made in connection with the Company’s initial public offering and sale of equity securities pursuant to an effective registration statement (other than on Form S-4, S-8 or their equivalents) filed under the Securities Act.

2.21 “Grant Date” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

2.22 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

2.23 “Investor” means any of Cerberus Capital Management, L.P. (including any investment fund that is directly or indirectly managed or advised by Cerberus Capital Management, L.P. or any of its Affiliates or the successors of any such investment fund), Kimco Realty Corporation, Klaff Realty, LP, Lubert-Adler Partners, L.P., Schottenstein Stores Corporation and their respective Affiliates.

2.24 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries.

2.25 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.26 “Parent Corporation” means, with respect to the Company, a “parent corporation” within the meaning of Section 424(e) of the Code.

2.27 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.28 “Performance Criteria” means any performance criteria selected by the Committee for purposes of the grant or vesting of an Award, which may include, without limitation, performance criteria based on one or more of the following: (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating profit, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital or investment, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expense, (n) working capital, (o) earnings per share, (p) price per share of Common Stock or total shareholder return, (q) United States Food and Drug Administration or other regulatory body approval for commercialization of a product, (r) market share, (s) identical store sales, (t) identical store sales excluding fuel, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group, (u) inventory, (v) store level performance, (w) implementation or completion of critical projects or processes, (x) customer service or customer service satisfaction, (y) leverage ratio, or (z) or any other objective or subjective measures determined by the Committee.

2.29 “Plan” means the Albertsons Companies, Inc. 2020 Omnibus Incentive Plan as set forth herein, effective as of the Effective Date and as may be amended from time to time, as provided herein, and includes any sub-plan or appendix that may be created and approved by the Board to allow Eligible Persons of subsidiaries to participate in the Plan.

2.30 “Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the U.S. Securities and Exchange Commission.

2.31 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.32 “Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

2.33 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

2.34 “Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Affiliate, as applicable.

2.35 “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the Base Price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.36 “Stock Awards” means an Award granted pursuant to Section 11 valued in whole or in part by reference to, or otherwise based on, Common Stock, including, but not limited to, unrestricted stock, dividend equivalents and bonuses payable in shares of Common Stock.

2.37 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.38 “Subsidiary Corporation” means, with respect to the Company, a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

2.39 “Termination of Service” means, except as otherwise provided in an Award Agreement: (a) with respect to an employee, a termination of employment from the Company and its Affiliates; (b) with respect to a Consultant, that the Consultant is no longer acting as a Consultant to the Company or any of its Affiliates; and (c) with respect to a Non-Employee Director, that the Non-Employee Director is no longer serving as a Non-Employee Director. For purposes of the Plan, except as otherwise determined by the Committee, a transfer of Services from the Company to an Affiliate, or from an Affiliate to the Company or another Affiliate shall not be deemed a Termination of Service. Unless otherwise determined by the Committee: (i) if a Participant’s Service as an employee, Consultant or Non-Employee Director with the Company and its Affiliates terminates but such Participant continues to provide Services to the Company and its Affiliates in a different capacity as an Eligible Person, such change in status shall not be deemed a Termination of Service, and (ii) a Participant employed by, or performing services for, an entity that is an Affiliate of the Company shall be deemed to incur a Termination of Service if such entity ceases to be an Affiliate of the Company for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company) unless the Participant immediately thereafter becomes an employee, Non-Employee Director or Consultant of the Company or an Affiliate of the Company. A Participant’s approved absence or leave, or transfer among the Company and its Affiliates, shall not be considered a Termination of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a “Termination of Service” for purposes of payment or delivery of an Award shall mean a “separation from service” as defined under Section 409A of the Code.

Section 3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the Applicable Exchange on which the Common Stock is then listed and (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan,

(x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon Termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures, modifications or sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of an Affiliate or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Section 4. Shares Subject to the Plan.

4.1 Number of Shares Reserved.

(a) Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 43,563,800 (the “Share Reserve”); provided that a maximum of 20% of the Share Reserve shall be available for issuance as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) If any shares of Common Stock subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without the issuance or distribution of shares of Common Stock to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Any shares of Common

Stock exchanged by a Participant or withheld by the Company or any Affiliate to satisfy the tax withholding obligations related to any Award other than Stock Options or Stock Appreciation Rights under the Plan, shall again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with a Stock Option or Stock Appreciation Right shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Common Stock, the full number of shares of Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. To the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan. Shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

4.2 Awards Granted to Non-Employee Directors. The maximum number of Shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director, in respect of the Non-Employee Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards on the Grant Date based on the fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that, the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

4.3 Adjustments for Change in Capitalization.

(a) In the event of a merger, consolidation, stock rights offering, liquidation or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, and (iii) the Exercise Price or Base Price of outstanding Awards.

(b) In the case of Corporate Events, such adjustments may include, without limitation:

(i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board, in its discretion (it being understood that in the case of a Corporate Event with respect to which stockholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the Exercise Price of such Stock Option or the Base Price of such Stock Appreciation Right shall conclusively be deemed valid); provided that, if the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the Exercise Price of such Stock Option or the Base Price of such Stock Appreciation Right is not greater than zero, such Award may be cancelled without payment of any consideration to the Participant; and

(ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards.

(c) In the event of a sale of a subsidiary, Affiliate or division, the Committee or the Board may take such actions with respect to outstanding Awards held by Participants employed by or providing services to such subsidiary, Affiliate or division as it deems to be appropriate, including, without limitation, arranging for the assumption of Awards, or replacement of Awards with new awards based on securities or other property (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, Affiliate or division or by the entity that controls such subsidiary, Affiliate or division following such sale (as well as any corresponding adjustments to Awards that remain based upon Common Stock).

(d) The Committee may, in its discretion, adjust any Performance Criteria or other performance-based vesting conditions applicable to any Awards, including, without limitation, to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the applicable subsidiary, division or other operational unit of, or the manner in which any of the foregoing conducts its business, or other events or circumstances render any performance-based vesting conditions to be unsuitable, the Committee may modify such conditions or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

4.4 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not reduce the Share Reserve; provided, however, that such treatment is permitted by applicable law and the listing requirements of the Applicable Exchange or other exchange or securities market on which the Common Stock is listed.

Section 5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreement as described in Section 14.3 hereof.

Section 6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.8(a) hereof. Unless a Stock Option is identified in the applicable Award Agreement as an Incentive Stock Option, the Stock Option shall be a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code.

6.2 Exercise Price. Subject to Section 4.4, the Exercise Price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Committee may in its discretion specify an Exercise Price per share that is higher than the Fair Market Value of a share of Common Stock on the Grant Date.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its sole discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Grant Date. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a Termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the Participant’s Termination of Service with the Company or any Affiliate, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised, but in no event beyond the expiration of its term.

6.5 Effect of Termination of Service. Unless otherwise determined by the Committee at the time of grant and set forth in the applicable Award Agreement, in the event of a Participant’s Termination of Service for any reason other than (i) Cause or (ii) death, each Stock Option granted to such Participant, to the extent that it is exercisable at the time of such Termination of Service, shall remain exercisable for the 90-day period following such Termination of Service, but in no event following the expiration of its term. The Committee, in its discretion, may determine, at the time of grant of a Stock Option as set forth in the applicable Award Agreement, that, in the event of a Participant’s Termination of Service on account of the death of the Participant, the Stock Option, to the extent that it is exercisable as of the date of the Participant’s death, shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such Termination of Service, but in no event following the expiration of its term.

6.6 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements), a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate Exercise Price and applicable withholding tax. Payment of the Exercise Price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or (ii) to the extent permitted by the Committee in its sole discretion, in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the Exercise Price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In accordance with Section 14.11 hereof, and in addition to and at the time of payment of the Exercise Price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the Exercise Price as may be approved by the Committee and set forth in the Award Agreement.

6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 14.4 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 14.4 hereof.

6.8 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Section 421 of the Code with respect to the Company or any Parent Corporation or Subsidiary Corporation.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Grant Date) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other Stock Option plans of the Company or any Subsidiary Corporation or Parent Corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and the maximum term shall be 5 years.

(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) 3 months following Termination of Service of the Participant with the Company and all subsidiaries (other than as set forth in clause (ii) of this Section 6.8(d)) or (ii) one year following Termination of Service of the Participant with the Company and all subsidiaries due to death or Disability, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall be treated as a Nonqualified Stock Option, to the extent it fails to qualify as an “incentive stock option” under the Code. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Grant Date or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9 Repricing Prohibited. Subject to Section 4.3 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the Exercise Price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the Exercise Price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Applicable Exchange on which the Common Stock is then listed.

6.10 Dividend Equivalent Rights. Dividends shall not be paid with respect to Stock Options.

6.11 No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

Section 7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 14.4 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code.

7.2 Stand-Alone and Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option, or may be granted in tandem with a Stock Option, either on the Grant Date or at any time thereafter during the term of the Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or its Affiliates for a specified time period (or periods), on the attainment of a specified Performance Criteria(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Grant Date. Subject to Section 409A of the Code and the provisions of this

Section 7, the Committee may extend the term in which a Stock Appreciation Right may be exercised or payable, but in no event beyond the expiration of its term. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a Termination of Service for any reason. The Base Price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that, subject to Section 4.4, the Base Price per share of any such stand-alone Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the Base Price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.4 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the Base Price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the Base Price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Applicable Exchange on which the Common Stock is then listed.

7.5 Dividend Equivalent Rights. Dividends shall not be paid with respect to Stock Appreciation Rights. Dividend equivalent rights may be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights to the extent permitted by the Committee and set forth in the Award Agreement.

Section 8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods), on the attainment of a specified Performance Criteria(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 14.4 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding a Restricted Stock Award granted hereunder shall have the right to exercise voting rights with respect to the period during which the Restricted Stock Award is subject to forfeiture (the “Restriction Period”), and have the right to receive dividends on the Restricted Stock Award during the Restriction Period (and, if so, on what terms); provided that if a Participant has the right to receive dividends paid with respect to the Restricted Stock Award, such dividends shall be subject to the same vesting terms as the related Restricted Stock Award.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

Section 9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 14.4 hereof.

9.2 Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods), on the attainment of a specified Performance Criteria(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit are not satisfied, the Award shall be forfeited.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.

9.4 Dividend Equivalent Rights. Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units.

9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

Section 10. Cash Incentive Awards.

10.1 Grant of Cash Incentive Awards. A Cash Incentive Award may be granted to any Eligible Person selected by the Committee. A Cash Incentive Award may be evidenced by an Award Agreement specifying the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Incentive Award upon a Change in Control or Termination of Service under certain circumstances, as determined by the Committee. Cash Incentive Awards shall be non-transferable, except as provided in Section 14.4 hereof.

10.2 Payment. Payment amounts may be based on the attainment of specified levels of the Performance Criteria, including, if applicable, specified threshold, target and maximum performance levels, and performance falling between such levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or its Affiliates during the respective performance period and on such other conditions as determined by the Committee. The Committee shall determine the attainment of the Performance Criteria and the level of vesting or amount of payment to the Participant pursuant to Cash Incentive Awards, if any. Notwithstanding the foregoing, Cash Incentive Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.

10.3 Adjustments. The Committee may provide for the Performance Criteria or other performance goals or the manner in which performance will be measured against Performance Criteria or other goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect a Corporate Event or charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Criteria or other goals and/or the amount of any payment in respect of such Participant’s Cash Incentive Awards for the partial performance period.

Section 11. Stock Awards.

11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price. Stock Awards may be granted either alone or in addition to other Awards (other than in connection with Stock Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion to determine the persons to whom, and the time or times at which, such Stock Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Stock Awards, and the manner in which such Stock Awards shall be settled (for example, in shares of Common Stock or cash), or the conditions to the vesting and/or payment or settlement of such Stock Awards (which may include, but not be limited to, achievement of Performance Criteria or levels of performance, including based on one or more performance criteria) and all other terms and conditions of such Stock Awards.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of shares of Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Section 12. Forfeiture Events. The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, as well as any other policy of the Company that applies to Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. Without limiting the foregoing:

(a) the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include a Termination of Service for Cause, violation of Company policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates; and

(b) Awards and any payments or compensation associated therewith may be made subject to forfeiture or recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Award Agreement may be unilaterally amended by the Committee to comply with such compensation or recovery policy. Nothing contained herein prohibits the Participant from (i) reporting possible violations of federal law or regulations, including any possible securities law violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission.

Section 13. Change in Control. (a) Unless the Committee determines otherwise or as otherwise provided in a Participant’s Award Agreement, upon a Participant’s Termination of Service by the Company other than for Cause or Disability during the 24-month period following a Change in Control, (x) with respect to any Award granted to the Participant prior to such Change in Control, the Award shall become fully vested (and any restrictions and conditions shall lapse) and, as applicable, exercisable and (y) any shares of Common Stock deliverable pursuant to Restricted Stock Units shall be delivered promptly (but no later than 15 days) following such Participant’s Termination of Service. As of the date of a Change in Control, any Awards with respect to which the number of shares of Common Stock or value deliverable or payable thereunder is based on the achievement of Performance Criteria or other performance conditions during a performance period that has not previously ended prior to the Change in Control shall be deemed earned at the target level upon the date of the Change in Control and shall cease to be subject to any further performance conditions but shall continue to remain subject to vesting conditions based solely on the Participant’s continued Service following the Change in Control through the original performance period.

(b) Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of vesting or the lapse of restrictions, but not for purposes of the payment or settlement of such Award under the Plan unless such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(c) The Committee shall not be required to treat all Awards similarly for purposes of this Section. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 14. General Provisions.

14.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.

14.2 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

14.3 Award Agreements. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the Exercise Price, Base Price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a Termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

14.4 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6 hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

14.5 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.6 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.

14.7 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to bear a legend in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

14.8 Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to any policies regarding insider trading and Regulation FD and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.

14.9 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, however, that no such action shall adversely affect, in any material respect, any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a Termination of Service will be made or provided unless and until such termination constitutes a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of Termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s Termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

14.10 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by the Applicable Exchange, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

14.11 Tax Withholding. A Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by a Participant on or prior to the payment or other event that results in taxable income in respect of an Award. An Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the minimum statutory tax or as otherwise specified in an Award Agreement, or similar charge required to be paid or withheld. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under an Award to satisfy such withholding obligation. An Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. An Award Agreement may specify the amount necessary to satisfy the Participant’s tax liability up to the maximum expected tax liability; provided that such withholding does not result in adverse tax or accounting consequences to the Company. An Award Agreement may specify that the Participant has the right to elect to satisfy the tax withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the withholding obligation specified in an Award Agreement.

14.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company or its subsidiaries by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or its Affiliates, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or its Affiliates. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

14.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

14.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.16 Governing Law; Jurisdiction. The Plan and all rights hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable federal laws.

14.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

14.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

14.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its subsidiaries and any third-party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

14.20 Awards to Non-U.S. Participants. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States. To comply with the laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

14.21 Gender and Number; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; any feminine term used herein also shall include the masculine; and the plural shall include the singular and the singular shall include the plural. Captions and headings are given to the articles, sections, subsections and paragraphs of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. Term; Amendment and Termination; Stockholder Approval.

15.1 Term. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). Subject to Section 15.2 hereof, the Plan shall terminate on the 10th anniversary of the Effective Date.

15.2 Amendment and Termination. The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or requirements of the Applicable Exchange. Nothing herein shall restrict the Committee’s ability to exercise the discretionary authority granted to the Committee under the Plan which discretion may be exercised without amendment to the Plan. No amendment, suspension or termination should materially and adversely affect the rights of any Participant under any outstanding Award without the consent of the Participant. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of the Applicable Exchange. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

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